Exhibit 4.10

EXECUTION COPY

AMENDED AND RESTATED

SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Security Agreement”) is entered into as of May 26, 2006, by and among UNIFI, INC., a New York corporation (the “Parent”), each of the Domestic Subsidiaries of the Parent from time to time party hereto (together with the Parent, individually a “Borrower” and collectively, the “Borrowers”) ((hereinafter the Borrowers are collectively referred to as the “Obligors” and individually, as an “Obligor”), and BANK OF AMERICA, N.A., in its capacity as Agent under the Credit Agreement referred to below (in such capacity, the “Agent”) for the several banks and other financial institutions as may from time to time become parties to such Credit Agreement (individually a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, certain Borrowers, the Agent, and certain lenders are each party to that certain Credit Agreement, dated as of December 7, 2001 (as heretofore amended, restated, modified or supplemented, the “Existing Credit Agreement”);

WHEREAS, the Existing Credit Agreement is being amended and restated by the Amended and Restated Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of May 26, 2006, among the Borrowers, the Agent and the Lenders, pursuant to which the Lenders have agreed to make Loans to the Borrowers and to issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein;

WHEREAS, in order to secure the Obligations under and as defined in the Existing Credit Agreement, certain of the Borrowers and the Agent entered into that certain Security Agreement, dated as of December 7, 2001 (as heretofore amended, restated, modified or supplemented, the “Existing Security Agreement”), pursuant to which such Borrowers agreed to grant to the Agent, for the benefit of itself and the Lenders, a first priority security interest in the Collateral (as defined therein), whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Existing Security Agreement;

WHEREAS, the Borrowers, the Lenders and the Agent intend that the Obligations under and as defined in the Existing Credit Agreement shall continue to exist under, and to be evidenced by, the Credit Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make Loans to the Borrowers or to issue or participate in Letters of Credit under the Credit Agreement, that the Obligors shall have executed and delivered this Security Agreement to Agent, for the benefit of itself and Lenders;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement as follows:

1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined: Accessions, Accounts, As-Extracted Collateral, Certificate of Title, Chattel Paper, Commercial Tort Claims, Commodities Intermediary, Consumer Goods, Control, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Commodities Intermediary, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper. For purposes of this Security Agreement, the term “Lender” shall include any Affiliate of a Lender that has provided a Bank Product to a Borrower or any Subsidiary of a Borrower.

(b) In addition, the following terms shall have the following meanings:

“Cash Dominion Period” means the period beginning on a Cash Dominion Trigger Event, and, in each case, continuing until the termination of the Credit Agreement and the repayment in full of all Obligations.

“Cash Dominion Trigger Event” means the occurrence of any one or more the following events: (a) the date on which a Default or an Event of Default shall have occurred (beyond the expiration of the applicable grace or cure period) and (b) the date of determination on which, as of the end of any consecutive thirty (30) day period, Thirty Day Average Excess Availability is determined to be less than $25,000,000.

“Copyright Licenses” means any written agreement, naming any Obligor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 1(b) hereto.

“Copyrights” means (a) all United States copyrights in all Works, now existing or hereafter created or acquired, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 1(b) hereto.

“Excluded Assets” means the following:

(i) any property or assets owned by any Subsidiary of the Parent which is not an Obligor;

(ii) any rights or interest of any Obligor in, to or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) (i) to the extent that such Contract by the express terms of a valid and enforceable restriction in favor of a Person who is not an Obligor, or any requirement of law, prohibits, or requires

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any consent or establishes any other condition for, an assignment thereof or a grant of a security interest therein by an Obligor and (ii) which, if in existence or the subject of rights in favor of any Obligor as of the Closing Date and with respect to which a contravention or other violation caused or arising by its inclusion as Collateral has occurred, is listed and designated as such on a schedule to any such party’s perfection certificate required by the Loan Documents or individually or collectively is not material to the conduct of the business of the Parent or such Obligor; provided that: (x) rights to payment under any such Contract otherwise excluded from the Collateral by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the Uniform Commercial Code and (y) all proceeds paid or payable to any Obligor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral; provided further that, any such Contract of such Obligor shall automatically cease to be included in this definition of “Excluded Assets” at such time as (I) the prohibition of assignment or of the creation of a lien and security interest in such property or asset is no longer in effect or is rendered ineffective as a matter of law, (II) the relevant Obligor has obtained the consent of the other parties to such agreement to the assignment of, or creation of a lien and security interest in, such property, or (III) the breach, default, event of default or any other conditions otherwise giving rise to the inclusion of such property in this definition of “Excluded Assets” under this clause (ii) shall cease to exist;

(iii) any Equipment of any Obligor which is subject to, or secured by, a Capital Lease or purchase money secured Debt if and to the extent that (x) the express terms of a valid and enforceable restriction in favor of a Person who is not an Obligor contained in the agreements or documents granting or governing such Capital Lease or purchase money secured Debt prohibits, or requires any consent or establishes any other conditions for, an assignment thereof, or a grant of a security interest therein, by an Obligor and (y) such restriction relates only to the asset or assets acquired by an Obligor with the proceeds of such Capital Lease or purchase money secured Debt and attachments thereto or substitutions therefor; provided that all proceeds paid or payable to any Obligor from any sale, transfer or assignment or other voluntary or involuntary disposition of such equipment and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of the Capital Lease obligation or purchase money secured Debt secured by such equipment; provided further that any such Equipment of such Obligor shall automatically cease to be included in this definition of “Excluded Assets” at such time as (I) the prohibition of assignment or of the creation of a lien and security interest in such property or asset is no longer in effect or is rendered ineffective as a matter of law, (II) the relevant Obligor has obtained the consent of the other parties to such agreement to the assignment of, or creation of a lien and security interest in, such property, or (III) the breach, default, event of default or any other conditions otherwise giving rise to the inclusion of such property in this definition of “Excluded Assets” under this clause (iii) shall cease to exist;

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(iv) any Capital Stock that is issued by any Person not organized under the laws of the United States or any state of the United States or the District of Columbia and owned by any Obligor, if and to the extent that the inclusion of such Capital Stock in the Collateral would cause the Collateral pledged by such Obligor, as the case may be, to include in the aggregate more than 65% of the total combined voting power of all classes of Capital Stock of such Person;

(v) any Capital Stock and other securities (referred to herein as “Excluded Securities”) of a Subsidiary of the Parent to the extent that the pledge of such Capital Stock or other securities results in the Parent being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement. In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental or other regulatory agency or stock exchange) of separate financial statements of any Subsidiary of the Parent due to the fact that such Subsidiary’s Capital Stock or other securities secure the Secured Obligations, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Loan Documents may be amended or modified, without the consent of the Agent or the Lenders, as applicable, to the extent necessary to release the security interests in favor of the Agent on the shares of Capital Stock or other securities that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 and Rule 3-10 of Regulation S-X under the Securities Act are amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock or other securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental or other regulatory agency or stock exchange) of separate financial statements of such Subsidiary, then the Capital Stock or other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent permissible such that such Subsidiary would not be subject to any such financial statement requirement; and

(vi) proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (v), unless such proceeds or products would otherwise constitute Collateral.

“Intellectual Property” means all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and all other intellectual property of the Obligors.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

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“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any thereof referred to in Schedule 1(b) hereto, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Secured Obligations” means (a) all Obligations, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct or indirect, absolute or contingent, or joint and several and (b) all expenses and charges, legal and otherwise, incurred by the Agent and/or the Lenders in collecting or enforcing any Obligations or in realizing on or protecting any security therefor, including without limitation the security afforded hereunder.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 1(b) hereto.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 1(b) hereto, and (b) all renewals thereof.

“Work” means any work which is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash and cash equivalents;

(iii) all Chattel Paper;

(iv) those certain Commercial Tort Claims of the Obligors in which an Obligor is the claimant or plaintiff set forth on Schedule 2(a)(iv) attached hereto (as such Schedule may be updated from time to time by the Obligors);

(v) all Copyrights;

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(vi) all Copyright Licenses;

(vii) all Deposit Accounts, all Lockbox Accounts, all Payment Accounts and any replacement or successor accounts relating thereto;

(viii) all Documents;

(ix) all Equipment;

(x) all Fixtures;

(xi) all General Intangibles;

(xii) all Goods;

(xiii) all Instruments;

(xiv) all Inventory;

(xv) all Investment Property;

(xvi) all Letter-of-Credit Rights;

(xvii) all Assigned Contracts, as such agreements may be amended, replaced, supplemented or otherwise modified from time to time;

(xviii) all Patents;

(xix) all Patent Licenses;

(xx) all Trademarks;

(xxi) all Trademark Licenses;

(xxii) all Software;

(xxiii) all Supporting Obligations;

(xxiv) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xxv) all other personal property of any kind or type whatsoever owned by such Obligor; and

(xxvi) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

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(b) Each of the Obligors and the Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Intellectual Property.

(c) Any of the foregoing clauses (a) and (b) of this Section 2 to the contrary notwithstanding, the “Collateral” shall not include, and the security interest granted herein shall not attach to, the Excluded Assets.

3. Provisions Relating to Accounts, Chattel Paper, Contracts and Agreements.

(a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, Chattel Paper, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto), Chattel Paper, contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account, Chattel Paper, contract or agreement pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), Chattel Paper, contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), Chattel Paper, contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) At any time and from time to time, the Agent shall have the right, but not the obligation, to make test verifications of the Accounts and the Chattel Paper in any manner and through any medium that it considers advisable, and the Obligors shall furnish all such assistance and information as the Agent may reasonably require in connection with such test verifications, to the extent and as provided in the Credit Agreement. Upon the Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others reasonably satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. The Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts and the Chattel Paper to verify with them to the Agent’s satisfaction the existence, amount and terms of any Accounts and Chattel Paper (so long as no Event of Default has occurred and is continuing, the Agent shall notify the Parent concurrently of any such verifications).

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4. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding, any Loan Document is in effect, and until all of the Commitments shall have been terminated:

(a) Chief Executive Office; Books & Records; Legal Name; State of Formation. Such Obligor’s chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth on Schedule 4(a)(i) hereto (as updated from time to time), and such Obligor keeps its books and records at such locations. Such Obligor’s exact legal name as registered in its state of formation is as shown in the introductory paragraphs of this Security Agreement, its state of formation is (and for the prior four months has been) the state set forth on Schedule 4(a)(ii) hereto, and its organizational number, if any, assigned by such state is set forth on Schedule 4(a)(ii) hereto. Such Obligor has not, in the past four months, changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule 4(a)(ii) attached hereto (as updated from time to time).

(b) Location of Tangible Collateral. The location of all tangible Collateral owned by such Obligor (other than rolling stock, goods out for repair, aircraft and goods in transit) is as shown on Schedule 4(b) (as updated from time to time).

(c) Ownership. Such Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(d) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Collateral of such Obligor, and, when properly perfected by filing, obtaining possession, the granting of Control to the Agent or upon compliance with any applicable motor vehicle Certificate of Title statute or act (or similar law providing for the perfection of a security interest in the goods covered by a Certificate of Title) or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, shall constitute a valid first priority, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing, the granting of Control, or by complying with the provisions of a motor vehicle Certificate of Title statute or act (or similar law) or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Liens.

(e) Consents. Except for the filing or recording of UCC financing statements or obtaining Control to perfect the Liens created by this Security Agreement that may be perfected through the filing of a UCC financing statement or obtaining Control, except for complying with the requirements of any applicable motor vehicle Certificate of Title statutes or acts (or similar law providing for the perfection of a security interest in goods covered by a Certificate of Title) and except, in the case of the pledge of Capital Stock of the Foreign Subsidiaries, any consents or authorizations required under applicable foreign laws, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (except as such have been duly obtained, made or given and are in full force and effect) (i) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (ii) for the perfection of such security interest or the exercise by the Agent of the rights and remedies provided for in this Security Agreement.

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(f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

(g) Accounts. With respect to such Obligor’s Accounts: (i) the goods sold, rented or leased, licensed, or assigned and/or services furnished giving rise to each Account and the Chattel Paper are not subject to any security interest or Lien except the first priority, perfected security interest granted to the Agent herein and except for Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are, and all Chattel Paper is, genuine and in all material respects what they purport to be; (iii) each Account and all Chattel Paper arises out of a bona fide transaction for goods sold and delivered (or in the process of being delivered), leased, licensed, or assigned by such Obligor or for services actually rendered by such Obligor, which transaction was conducted in the ordinary course of the Obligor’s business and was completed in accordance with the terms of any documents pertaining thereto; (iv) no Account of such Obligor in excess of $100,000 is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been endorsed over and delivered to, or submitted to the control of, the Agent; (v) the amount of each Account as shown on the applicable Obligor’s books and records, and on all invoices and statements which may be delivered to the Agent with respect thereto, is due and payable to such Obligor; (vi) to such Obligors’ knowledge, the account debtor with respect to each Account and the obligor with respect to all Chattel Paper has the capacity to contract; (vii) to such Obligor’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor whose business is material to the Borrowers and their Subsidiaries taken as a whole which are reasonably likely to have a material adverse change in such Account Debtor’s financial condition or the collectibility of Accounts owing by it to the Borrowers, (viii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered pursuant to the Credit Agreement; and (ix) no surety bond was required or given in connection with any Account or any Chattel Paper of such Obligor or the contracts or purchase orders out of which they arose.

(h) Inventory. None of such Obligor’s Inventory is held by a third party (other than another Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement. All of each Obligor’s Inventory has been produced in compliance in all material respects with all requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

(i) Intellectual Property.

(i) Schedule 1(b) hereto includes all registrations or issuances for all Copyrights, Patents, and Trademarks, and all applications therefor, which are owned by such Obligor as of the date hereof and to the extent material to any legitimate business purpose of such Obligor, all Trademark Licenses, Copyright Licenses and Patent Licenses to which such Obligor is a party. Schedule 1(b) shows the place, if any, in which each such Copyright, Patent and Trademark is registered.

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(ii) Except as set forth on Schedule 1(b) hereto, to the knowledge of such Obligor, all Intellectual Property of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, and such Obligor is legally entitled to use each of its Trademarks.

(iii) Except as set forth on Schedule 1(b) hereto, none of such Obligor’s Intellectual Property is the subject of any licensing or franchise agreement that is material to any legitimate business purpose of such Obligor.

(iv) To the knowledge of such Obligor, no holding, decision or judgment has been rendered by any Governmental Authority which would materially limit, cancel or question the validity of any Intellectual Property of such Obligor.

(v) To the knowledge of such Obligor, no action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property of such Obligor in any material respect, or which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property.

(vi) To the knowledge of such Obligor , all applications pertaining to such Obligor’s Intellectual Property that is material to any legitimate business purpose of such Obligor have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and all such Intellectual Property is valid and enforceable.

(vii) Such Obligor has not made any assignment or agreement respecting any of its Intellectual Property which would conflict with the security interest of the Agent in such Intellectual Property granted hereunder, except as permitted by the Credit Agreement or other Loan Documents.

(j) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to such Obligor’s knowledge, complete, valid, and genuine in all material respects.

(k) Equipment. With respect to such Obligor’s Equipment: (i) such Obligor has good and marketable title thereto; and (ii) all such Equipment is in normal operating condition and repair, subject to normal wear and tear, and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.

(l) Restrictions on Security Interest. Such Obligor is not party to any license or other agreements which would materially limit the Agent’s (or any of the Agent’s transferees) right to sell, lease, or otherwise use any Inventory or Equipment upon the Agent’s proper exercise of its remedies hereunder and under the other Loan Documents.

(m) Purchase of Collateral. Within the 12-month period preceding the Closing Date, none of the Obligors has purchased any of the Collateral consisting of goods in a bulk transfer or in a transaction which was outside the ordinary course of the business of such Obligor’s seller.

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(n) Commercial Tort Claims. On the date hereof, except to the extent listed on Schedule 2(a)(iv) hereto, no Obligor has rights in any Commercial Tort Claim with potential value in excess of $100,000.

Upon the filing of a financing statement covering any Commercial Tort Claim and describing such Commercial Tort Claim with specificity referred to in Section 5(n) hereof against such Obligor in the jurisdiction specified in Schedule 4(a)(ii) hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Agent, for the ratable benefit of the Lenders, as collateral security for such Obligor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Obligor and any Persons purporting to purchase such Collateral from Obligor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

5. Covenants. Each Obligor covenants that, so long as any of the Secured Obligations remain outstanding, any Loan Document is in effect, and until all of the Commitments shall have been terminated, such Obligor shall:

(a) Payment of Obligations. Such Obligor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Obligor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

(b) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, and keep the Collateral free from all Liens, except for Permitted Liens. Such Obligor shall not sell, exchange, transfer, assign, lease or otherwise dispose of any of the Collateral or any interest therein, except as permitted under the Credit Agreement or the other Loan Documents.

(c) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects, reasonable wear and tear and casualty excepted; not use the Collateral in violation of the provisions of this Security Agreement; not use the Collateral in violation of any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance; not permit any Collateral to be or become a fixture to real property or an accession to other personal property unless the Agent has a valid, perfected and first priority security interest for the benefit of the Agent and the Lenders in such real or personal property; and not, without the prior written consent of the Agent, alter or remove any identifying symbol or serial number on its Equipment or, if any, on its Inventory.

(d) Possession or Control of Certain Collateral. If (i) any amount in excess of $100,000 payable under or in connection with any of the Collateral shall be or become

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evidenced by any Instrument, Tangible Chattel Paper or Supporting Obligation or (ii) if any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, immediately notify the Agent of the existence of such Collateral and, at the request of the Agent, deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Agent, duly endorsed in a manner satisfactory to the Agent (or, with respect to certificated securities, provide duly executed blank stock powers in such form as may be reasonably requested by the Agent), to be held as Collateral pursuant to this Security Agreement. If any Collateral shall consist of Deposit Accounts, Chattel Paper in electronic form, Letter-of-Credit Rights or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of uncertificated Investment Property, cause the Securities Intermediary or Commodities Intermediary with respect to such Investment Property to execute and deliver) to the Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Agent for the purposes of obtaining and maintaining Control of such Collateral.

(e) Changes in Corporate Structure or Location. Except as otherwise permitted in the Credit Agreement, not, without providing thirty (30) days prior written notice to the Agent and without filing (or confirming that the Agent has filed) such amendments to any previously filed financing statements as the Agent may reasonably require, (i) alter its corporate existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or formation, (iii) change its registered corporate name, (iv) change the location of its chief executive office and chief place of business (as well as its books and records) from the locations set forth on Schedule 4(a)(i) hereto or (v) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b) hereto.

(f) Inspections, Field Audits, Appraisals, Etc. Allow the Agent and/or the Lenders to conduct inspections, field audits and appraisals to the extent permitted under the terms of the Credit Agreement.

(g) Perfection of Security Interest. Such Obligor hereby authorizes the Agent to prepare and file such financing statements (including renewal statements and in lieu statements) or amendments thereof or supplements thereto or other instruments as the Agent may from time to time reasonably deem necessary or appropriate to perfect and maintain the security interests granted hereunder in accordance with the UCC and, subject to Permitted Liens, to ensure the first priority of such security interests. Any financing statement filed by the Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which states that the security interest attaches to all personal property or to all assets of the debtor. Such Obligor shall from time to time upon request by the Agent also execute and deliver to the Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Agent may reasonably request) and do all such other things as the Agent may reasonably deem necessary or appropriate (i) to assure the Agent that its security interests hereunder are perfected and, subject to Permitted Liens, of the first priority, including, without limitation, (A) such financing statements (including renewal statements and in lieu statements) or amendments thereof

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or supplements thereto or other instruments as the Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder and to ensure the first priority (subject to Permitted Liens) thereof in accordance with the UCC, (B) with regard to Copyrights, a Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(f)(i) attached hereto, (C) with regard to Patents, a Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(ii) attached hereto and (D) with regard to Trademarks, a Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Agent of its rights and interests hereunder. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees from time to time upon request of the Agent to execute and deliver all such instruments and to do all such other things as the Agent reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Agent and the first priority thereof (subject to Permitted Liens) under the law of such other jurisdiction (and, if such Obligor shall fail to do so promptly upon the request of the Agent, then the Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). Such Obligor agrees to mark its books and records to reflect the security interest of the Agent in the Collateral.

(h) Collateral Held by Warehouseman, Bailee, etc. If any Collateral in excess of $100,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, (i) notify the Agent of such possession, (ii) notify such Person of the Agent’s security interest for the benefit of the Agent and the Lenders in such Collateral, (iii) instruct such Person to hold all such Collateral for the Agent’s account subject to the Agent’s instructions and (iv) use commercially reasonable efforts to obtain a signed acknowledgment of the Agent’s Liens from such Person.

(i) Treatment of Accounts.

(i) Comply with all reporting requirements set forth in the Credit Agreement with respect to Accounts.

(ii) Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of such Obligor’s business.

(iii) Maintain at its principal place of business a record of Accounts consistent with its customary business practices.

(iv) (A) So long as no Event of Default shall have occurred and be continuing, if an Account Debtor returns any Inventory to such Obligor, promptly determine the reason for such return and issue a credit memorandum to the Account Debtor in the appropriate amount, and (B) upon the occurrence of any

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Event of Default and during the continuation thereof, upon the request of the Agent, (1) hold as trustee for the Agent any merchandise which is returned by a customer or Account Debtor or otherwise recovered, (2) segregate all returned Inventory from all of its other property, (3) dispose of the returned Inventory solely according to the Agent’s written instructions and (4) not issue any credits or allowances with respect thereto without the Agent’s prior written consent. All returned Inventory shall be subject to the Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

(v) With respect to any disputes and claims in excess of $250,000 with any Account Debtor, settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent’s prior written consent, except for discounts, credits and allowances made or given in the ordinary course of such Obligor’s business so long as no Event of Default shall exist or be continuing. At all times upon the occurrence of any Event of Default and during the continuation thereof, the Agent may (but shall not be required to) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit such Obligor’s Loan Account with the net amounts received by the Agent in payment of any Accounts.

(j) Cash Dominion Arrangements.

(i) On or prior to the date hereof, each Obligor shall establish and maintain one or more lockboxes (each a “Lockbox”) for collections of Accounts at Clearing Banks selected by them and reasonably acceptable to the Agent (each a “Lockbox Bank”) and shall instruct all Account Debtors on the Accounts of each Obligor to remit all payments to its respective Lockboxes. All amounts received by the Obligors from any Account Debtor, in addition to all other cash proceeds from the Collateral, shall be promptly deposited into the applicable Lockbox Account (as defined below). Each Obligor, the Agent and each Lockbox Bank shall enter into tri-party agreements (“Lockbox Agreements”) in form and substance satisfactory to the Agent, providing, among other things, for the following (except as may otherwise be consented to by the Agent):

(A) The Obligors will open and establish for the benefit of the Agent on behalf of the Lenders an account at each Lockbox Bank (each a “Lockbox Account”).

(B) From and after the occurrence of a Cash Dominion Trigger Event and continuing for the duration of the Cash Dominion Period and upon notice by the Agent to the Lockbox Banks, so directing (without further consent by any Obligor), (1) all funds deposited into Lockbox Accounts on any Business Day shall be transferred to a Payment Account and (2) if, notwithstanding such instructions, any Obligor receives any proceeds of Accounts or other Collateral, it shall receive such payments as

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the Agent’s trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or immediately deposit them into a Payment Account, as the Agent may direct. During the Cash Dominion Period, (x) all collections received in any Lockbox Account or Payment Account or directly by any Obligor, the Agent, and all funds in any Lockbox Account, Payment Account or other account to which such collections are deposited shall immediately fall under the sole dominion and control of the Agent, (y) the Obligors shall obtain the agreement by the Lockbox Banks to waive any offset rights against the funds so deposited and (z) the Obligors shall not be permitted to make withdrawals from either the Lockbox Accounts or the Payment Accounts. The Agent assumes no responsibility for the Lockbox arrangements, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by the Lockbox Banks thereunder.

Notwithstanding the foregoing, no Lockbox Agreement, Account Control Agreement or other tri-party agreement shall be required for any checking, savings or other account of any Obligor at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person so long as the balance in all such accounts does not exceed $100,000 in the aggregate at any time.

(ii) The Agent or the Agent’s designee may, at any time during the Cash Dominion Period, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. During the Cash Dominion Period, each Obligor, at the Agent’s request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

(iii) Prior to the Cash Dominion Period, the Obligors may close Lockboxes and/or open new Lockboxes with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of Lockbox Agreements consistent with the provisions of this Section 5(i) and in form and substance reasonably satisfactory to the Agent.

(iv) Notwithstanding the foregoing to the contrary, with respect to Lockboxes and related Lockbox Accounts in existence prior to the Closing Date, the Obligors may, in lieu of entering into a Lockbox Agreement, deliver an Account Control Agreement, countersigned by the applicable Lockbox Bank.

(v) If sales of Inventory are made or services are rendered for cash, during the Cash Dominion Period, each Obligor shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Obligor receives.

(vi) All payments including immediately available funds received by the Agent at a bank account designated it, will be the Agent’s sole property and

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will be credited to the Loan Account (conditional upon final collection) immediately upon receipt.

(vii) In the event the Obligors repay all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Obligor’s Loan Account upon the Agent’s receipt of immediately available funds.

(k) Covenants Relating to Inventory.

(i) Maintain, keep and preserve its Inventory in good salable condition at its own cost and expense, in accordance with the provisions of the Credit Agreement.

(ii) Comply with all reporting requirements set forth in the Credit Agreement with respect to Inventory.

(iii) If any Inventory is at any time evidenced by a Document, promptly upon request by the Agent, deliver such document of title to the Agent.

(iv) Conduct a physical or cycle count of the Inventory at least once per Fiscal Year, and after the occurrence of an Event of Default and the continuation thereof, at such other times as the Agent requests.

(v) Maintain a perpetual inventory reporting system at all times.

(vi) Not sell any inventory on a bill-a-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase return basis without the consent of the Agent.

(vii) In connection with all Inventory financed by Letters of Credit, upon the Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent, and if such cash, checks Inventory, Documents or Instruments shall come into such Obligor’s possession, promptly upon request by the Agent, deliver such items to the Agent in their original form. Each Obligor shall also, at the Agent’s request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(l) Covenants Relating to Copyrights.

(i) Employ the Copyright for each Work with such notice of copyright as may be required by law to secure copyright protection.

(ii) Not do any act or knowingly omit to do any act (either by itself or through a licensee) whereby any material Copyright may become invalidated or otherwise impaired and (A) not do any act, or knowingly omit to do any act,

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whereby any material Copyright may become injected into the public domain; (B) notify the Agent immediately if it knows, or has reason to know, that any material Copyright may become forfeited, abandoned or injected into the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding such Obligor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by such Obligor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Agent of any material infringement of any material Copyright of such Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(iii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of such Obligor hereunder.

(m) Covenants Relating to Patents and Trademarks.

(i) (A) Continue to use each Trademark material to any legitimate purpose of such Obligor’s business in such a manner as to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration as required by law, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated to the public domain.

(iii) Promptly notify the Agent if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark material to any legitimate purpose of such Obligor’s business may become abandoned or dedicated to the public domain, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country but not including routine office actions issued by the United States Patent and Trademark Office) regarding such Obligor’s ownership of any such Patent or Trademark or its right to register the same or to keep, maintain and use the same.

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(iv) Whenever such Obligor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to the Agent and the Lenders within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent’s and the Lenders’ security interest in any Patent or Trademark and the goodwill and general intangibles of such Obligor relating thereto or represented thereby.

(v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks material to any legitimate purpose of such Obligor’s business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi) Promptly notify the Agent and the Lenders after it learns that any Patent or Trademark material to any legitimate purpose of such Obligor’s business included in the Collateral is infringed, misappropriated or diluted by a third party and, if such Obligor deems it necessary in its reasonable business judgment, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of such Obligor created hereunder or under any other Loan Document.

(viii) Not (either itself or through a licensee) do any act that knowingly uses any material Patent or Trademark to infringe the intellectual rights of any other Person.

(n) New Patents, Copyrights and Trademarks. Promptly provide the Agent with (i) a listing of all applications, if any, for new U.S federal Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Grant of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Grant of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Grant of Security Interest in Trademarks or (D) such other duly executed documents as the Agent may request in a form acceptable to the Agent and suitable for

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recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.

(o) Commercial Tort Claims; Notice of Litigation. (i) Promptly forward to the Agent written notification of any and all Commercial Tort Claims in excess of $100,000, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Agent, or required by law, including all things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Agent’s security interest in any Commercial Tort Claims.

(p) Bank Accounts. At all times, maintain the Lockbox Accounts and the Payment Accounts and any replacement or successor accounts relating thereto in accordance with the terms hereof and of the Lockbox Agreements or the Account Control Agreements, as applicable, and cause all amounts received in the Lockboxes relating thereto to be deposited into the applicable Lockbox Account or a Payment Account, as the case may be, and to be applied as set forth herein and in the applicable Lockbox Agreement or Account Control Agreement, as appropriate. All amounts on deposit in the Lockbox Accounts, the Payment Accounts and any replacement or successor account relating thereto shall be subject to the Lien of the Agent hereunder.

(q) Insurance. Insure, repair and replace the Collateral of such Obligor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Agent hereunder.

(r) Covenants Relating to Assigned Contracts. Fully perform all of such Obligor’s obligations under each of the Assigned Contracts, and enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that such Obligor shall not take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, such Obligor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. During a Cash Dominion period, such Obligor shall deposit into a Payment Account or remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by such Obligor as indemnification or otherwise pursuant to its Assigned Contracts. If such Obligor shall fail after the Agent’s demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default has occurred and is continuing, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or such Obligor’s name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent, for the benefit of the Lenders, under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, such Obligor shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by such Obligor of any

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obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Obligor to or in favor of such obligor or its successors. All such obligations of such Obligor shall be and remain enforceable only against such Obligor and shall not be enforceable against the Agent or the Lenders. Notwithstanding any provision hereof to the contrary, such Obligor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent’s or any Lender’s exercise of any of their respective rights with respect to the Collateral shall not release such Obligor from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Obligors’ duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

6. Special Provisions Relating to Accounts. Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7. Special Provisions Regarding Inventory.

(a) Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Agent instructs such Obligor otherwise, without further consent or approval of the Agent, use, consume, sell, rent, lease and exchange the Inventory in the ordinary course of its business as presently conducted, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent.

(b) Upon the Lenders’ making any Loan pursuant to the Credit Agreement or the Letter of Credit Issuer issuing any Letter of Credit pursuant to the Credit Agreement, each Obligor shall be deemed to have warranted that all warranties of such Obligor set forth in this Security Agreement with respect to its Inventory are true and correct in all material respects with respect to such Inventory, including without limitation that such Inventory is located at a location set forth on Schedule 4(b) hereto (as such Schedule may be updated from time to time to reflect new locations).

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8. Performance of Obligations; Advances by Agent. On failure of any Obligor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform or cause to be performed the same and in so doing may (but shall have no obligation to do so) expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien), expenditures made in defending against any adverse claim (other than a Permitted Lien) and all other expenditures which the Agent or the Lenders may make for the protection of the security interest hereof or may be compelled to make by operation of law; provided that the outstanding amount of any payments made by the Agent under this Section 8 shall not at any time exceed the lower of (i) 10% of the Borrowing Base and (ii) the Maximum Revolver Amount; provided further that the Majority Lenders may at any time revoke the Agent’s authorization to make such payments. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and, subject to Section 2.1 of the Credit Agreement, shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement or the other Loan Documents. The Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

9. Events of Default.

An Event of Default under the Credit Agreement shall be an Event of Default hereunder (an “Event of Default”).

10. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Agent and the Lenders shall have, in addition to the rights and remedies provided herein, in the Loan Documents, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Agent at the expense of the Obligors any Collateral at any place and time designated by the Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each

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of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. Neither the Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral shall be considered to affect the commercial reasonableness of such sale. In addition to all other sums due the Agent and the Lenders with respect to the Secured Obligations, the Obligors shall pay the Agent and each of the Lenders all costs and expenses incurred by the Agent or any such Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Agent or the Lenders or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar law. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Obligors in accordance with the notice provisions of Section 14.4 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Agent and the Lenders shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, the Agent and any Lender may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Agent and the Lenders may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Agent and the Lenders may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Agent has exercised any or all of its rights and remedies hereunder, the Agent shall have the right to (i) enforce any Obligor’s rights against any Account Debtors and obligors on such Obligor’s Accounts (ii) notify (or cause its designee to notify) any Obligor’s customers and Account Debtors that the Accounts of such Obligor have been assigned to the Agent or of the Agent’s security interest therein, (iii) (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, through the Lockboxes), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and (iv) in the Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Lenders in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Agent in accordance with the provisions hereof shall be solely for the Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein. The Agent and the Lenders

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shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. The Agent shall have no obligation to apply or give credit for any item included in proceeds of Accounts or other Collateral until the applicable Lockbox Bank has received final payment therefor at its offices in cash. However, if the Agent does permit credit to be given for any item prior to a Lockbox Bank receiving final payment therefor and such Lockbox Bank fails to receive such final payment or an item is charged back to the Agent or any Lockbox Bank for any reason, the Agent may at its election in either instance charge the amount of such item back against any such Lockbox Accounts, and subject to Section 2.1 of the Credit Agreement, together with interest thereon at a rate per annum equal to the Default Rate. Each Obligor hereby agrees to indemnify the Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto. The Agent shall have no liability or responsibility to any Obligor for a Lockbox Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance (it being understood that this sentence shall in no way affect the liability or responsibility of any such Lockbox Bank).

(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Agent, appointing overseers for the Collateral and maintaining inventory records.

(d) Nonexclusive Nature of Remedies. Failure by the Agent or the Lenders to exercise any right, remedy or option under this Security Agreement, any other Loan Document or as provided by law, or any delay by the Agent or the Lenders in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such

23

waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Agent or the Lenders shall only be granted as provided herein. To the extent permitted by law, neither the Agent, the Lenders, nor any party acting as attorney for the Agent or the Lenders, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Agent and the Lenders under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Agent or the Lenders may have.

(e) Retention of Collateral. The Agent may, after providing the notices required by Section 9-620 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in full or partial satisfaction of the Secured Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, and subject to Section 2.1 of the Credit Agreement, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g) Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and personal property owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent’s and the Lenders’ rights or the Secured Obligations under this Security Agreement or under any other of the Loan Documents.

Notwithstanding the foregoing provisions of this Section 10, for the purpose of this Section 10, “Collateral” shall include any “intent to use” trademark application only to the extent (i) that the business of the Obligor, or parties thereof, to which that mark pertains is also included in the Collateral and (ii) that such business is ongoing and existing.

11. Rights of the Agent.

(a) Power of Attorney. Each Obligor hereby designates and appoints the Agent, on behalf of the Lenders, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Agent may reasonably determine;

24

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as the Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Agent may deem appropriate; and

(ix) to do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain outstanding, any Loan Document is in effect and until all of the Commitments shall have been terminated. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not

25

be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Agent. Subject to the terms of the Credit Agreement, the Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Security Agreement in relation thereto.

(c) The Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder, the Agent shall not have any duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 10 hereof, the Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

(d) Grant of License to use Intellectual Property. For the purpose of enabling the Agent to exercise rights and remedies under Section 10 hereof (including, without limiting the terms of Section 10 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Obligor hereby grants to the Agent, for the benefit of itself and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by any Obligor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

12. Application of Proceeds. Any amounts on deposit in the Lockbox Accounts, the Payment Accounts, or any other deposit account over which the Agent has Control, and any replacement or successor accounts relating thereto, as applicable, shall be applied by the Agent in accordance with the terms of the Credit Agreement, this Security Agreement and the Lockbox Agreements or Account Control Agreements relating thereto. Upon the occurrence and during the continuation of an Event of Default (a) any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.8 of the Credit Agreement and (b) each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall

26

have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

13. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable out-of-pocket costs and expenses of the Agent and the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

14. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remain outstanding, any Loan Document is in effect and until all of the Commitments shall have been terminated. Upon such payment and termination, this Security Agreement shall be automatically terminated and the Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute, if necessary, and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement. In addition, the Agent shall be permitted to release (i) Liens on the Collateral as and to the extent permitted or required under the Credit Agreement and the Intercreditor Agreement and (ii) any Obligor that ceases to become a Borrower in accordance with the terms of the Credit Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15. Amendments; Waivers; Modifications. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.1 of the Credit Agreement.

16. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each of the parties hereto, and their respective successors and assigns, and shall inure, together with all rights and remedies of each of the parties hereto and their respective permitted successors and assigns; provided that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent

27

of each Lender or the Majority Lenders, as required by the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Agent and each Lender, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Agent or such Lender or their respective officers, employees and agents.

17. Notices. All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 14.8 of the Credit Agreement.

18. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

20. Governing Law; Submission to Jurisdiction and Service of Process; Arbitration. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF other than Section 5-1401 of the New York General Obligations Law). The terms of Sections 14.1, 14.3, 14.4 and 14.12 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR AND THE AGENT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

22. Severability. If any provision of any of the Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Security Agreement and the other Loan Documents represent the entire agreement of the parties hereto and thereto with respect to the Collateral other than the Pledged Collateral (as such term is defined in the Pledge Agreement), and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and

28

the Hedging Agreements between any Obligor and any Lender, the delivery of the Notes and the making of the Loans and the issuance of the Letters of Credit under the Credit Agreement.

25. Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, any bankruptcy, insolvency or similar law).

(d) To the extent permitted by applicable law, each of the Obligors hereby waives any and all suretyship defenses.

26. Pledge Agreement Provision. Notwithstanding anything herein to the contrary, in the event of any conflict between the terms of this Agreement and the Pledge Agreement with respect to Pledged Collateral, the terms of the Pledge Agreement shall govern.

27. Marshalling. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Secured Obligations.

28. Intercreditor Provision. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement, as the same may be amended, supplemented, modified or replaced from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

29. Control Collateral Agent. It is hereby understood and agreed that, pursuant to the Intercreditor Agreement, the Agent has appointed U.S. Bank National Association as its collateral agent for the limited purpose perfecting the Agent’s lien on certain Collateral described herein.

29

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30

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:

UNIFI, INC.,
a New York corporation

UNIFI SALES & DISTRIBUTION, INC.,
a North Carolina corporation,

UNIFI MANUFACTURING, INC.,
a North Carolina corporation

GLENTOUCH YARN COMPANY, LLC,
a North Carolina limited liability company

UNIFI MANUFACTURING VIRGINIA, LLC,
a North Carolina limited liability company

UNIFI EXPORT SALES, LLC,
a North Carolina limited liability company

UNIFI TEXTURED POLYESTER, LLC,
a North Carolina limited liability company

UNIFI INTERNATIONAL SERVICE, INC.,
a North Carolina corporation

UNIFI KINSTON, LLC (formerly Unifi Equipment Leasing, LLC),
a North Carolina limited liability company

CHARLOTTE TECHNOLOGY GROUP, INC.,
a North Carolina corporation

SPANCO INDUSTRIES, INC.,
a North Carolina corporation,

SPANCO INTERNATIONAL, INC.,
a North Carolina corporation

UTG SHARED SERVICES, INC.
a North Carolina corporation

UNIFI TECHNICAL FABRICS, LLC,
a North Carolina limited liability company

UNIMATRIX AMERICAS, LLC,
a North Carolina limited liability company

	By:	CHARLES F. MCCOY
	Name:	Charles McCoy
	Title:	Vice President

Signature Page to Security Agreement

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A., as Agent

By:	ANDREW A. DOHERTY
Name:	Andrew A. Doherty
Title:	SVP

Signature Page to Security Agreement

SCHEDULE 1(b)

INTELLECTUAL PROPERTY

Patents

Country	Patent Title	Application No.	Filing Date
Brazil	Continuous Constant Tension Air Covering	PI0502574-5	6/30/2005
Columbia	Continuous Constant Tension Air Covering	05.062.898	6/27/2005
United States	Continuous Constant Tension Air Covering	11/076,441	03/09/2005
United States	Method for Forming Polyester Yarns	11/259,447	10/26/2005
United States	Securing and Pressuring System for Drafting Rollers for Automated Textile Drafting System*	5,761,772	7/19/1996

*	The interests of this patent is at best partially owned and is listed here for disclosure purposes only, and shall not constitute part of the Collateral.

Trademarks

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Argentina	A.M.Y.	2.619.932	09/26/2005			Pending
Argentina	AUGUSTA	2.619.933	09/26/2005			Pending
Argentina	CATCH MOVE RELEASE	2.619.934	09/26/2005			Pending
Argentina	ECLYPSE	2.619.935	09/26/2005			Pending
Argentina	MYNX	2.619.936	09/26/2005			Pending
Argentina	NOVVA	2.619.937	09/26/2005			Pending
Argentina	REFLEXX	2.619.938	09/26/2005			Pending
Argentina	SORBTEK	2.619.939	09/26/2005			Pending
Argentina	SULTRA	2.619.940	09/26/2005			Pending
Argentina	MICROMATTIQUE	11859077	10/14/1992	1597868	04/29/1996	Registered Renewal due 04/29/2006
Argentina	MICROMATTIQUE	1859078	10/14/1992	1597958	04/29/1996	Registered Renewal due 04/29/2006
Argentina	MICROMATTIQUE	1859076	10/14/1992	1597867	04/29/1996	Registered Renewal due 04/29/2006
Argentina	MICROMATTIQUE	1859075	10/14/1992	1597866	04/29/1996	Registered Renewal due 04/29/2006
Argentina	SHEERTECH	1,995,425	08/15/1995	1,605,743	07/10/1996	Registered Renewal due 07/10/2006
Argentina	UNIFI	1,853,497	08/20/1992	1.978.902	04/26/2004	Registered Renewal due 04/26/2014
Argentina	UNIFI QUALITY THROUGH PRIDE & Design	2,183,521	10/28/1998	1,771,922	01/25/2000	Registered Renewal due 01/25/2010
Australia	SHEERTECH	667391	07/21/1995	667391		Registered
Bangladesh	A.M.Y.	89823	01/30/2005			Pending
Bangladesh	MYNX	84824	01/30/2005			Pending

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Bangladesh	REFLEXX	89825	01/30/2005			Pending
Bangladesh	SORBTEK	89822	01/30/2005			Pending
Brazil	MICROMATTIQUE	816400300	09/20/1991	816400300	06/01/1993	Registered (renewal applied for 04/24/2004)
Brazil	MICROMATTIQUE	816400318	09/20/1991	816400318	06/01/1993	Registered (renewal applied for 04/24/2004)
Brazil	MICROMATTIQUE	817170014	04/07/1993	817170014	07/26/1994	Registered (renewal applied for 11/18/2004)
Brazil	SEDORA	827784058	09/22/2005			Pending
Brazil	SHEERTECH	818741732	08/21/1995	818741732q	10/21/1997	Registered Renewal due 10/21/2007
Brazil	UNIFI	816930074	10/02/1992	816930074	10/22/1996	Registered Renewal due 10/22/2006
Canada	AIO	1,273,872	09/23/2005			Pending
Canada	AMY	1,273,870	09/23/2005			Pending
Canada	AUGUSTA	1,273,869	09/23/2005			Pending
Canada	CATCH MOVE RELEASE	1,273,871	09/23/2005			Pending
Canada	MicroVista	1,273,868	09/23/2005			Pending
Canada	MICROMATTIQUE	0688314	08/23/1991	TMA 407487	01/29/1993	Registered Renewal due 01/29/2008
Canada	MYNX	1,273,867	09/23/2005			Pending
Canada	REFLEXX	1,273,866	09/23/2005			Pending
Canada	SATURA & Design	1,273,863	09/23/2005			Pending
Canada	SEDORA	1270831	08/29/2005			Pending
Canada	SHEERTECH	788,278	07/24/1995	TMA 501,717	10/02/1998	Registered Renewal due 10/02/2013
Canada	SORBTEK	1,273,865	09/23/2005			Pending
Chile	MICROMATTIQUE	444895	04/01/1999	552,446	11/08/1999	Registered Renewal due 11/08/2009
Chile	UNIFI	224,741	11/09/1992	677.112	10/29/2003	Registered Renewal due 10/29/2013
China	AIO	4907035	09/20/2005			Pending
China	A.M.Y.	4461870	01/13/2005			Pending
China	CATCH MOVE RELEASE	4741298	06/24/2005			Pending
China	CATCH MOVE RELEASE & Design	4741297	06/24/2005			Pending
China	MicroVista	4698600	06/03/2005			Pending
China	MYNX	4461869	01/13/2005			Pending
China	REFLEXX	4461871	01/13/2005			Pending
China	SEDORA	4860665	08/26/2005			Pending
China	SORBTEK	4461868	01/13/2005			Pending
China	UNIFI	4384336	11/26/2004			Pending
China	UNIFI ASIA LTD.	4384337	11/26/2004			Pending

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Colombia	A.M.Y.	05-054140	06/03/2005			Pending
Colombia	AUGUSTA	05-054145	06/03/2005	307680	12/23/2005	Registered Renewal due 12/23/2015
Colombia	CATCH MOVE RELEASE	05-055955	06/09/2005	307674	12/22/2005	Registered Renewal due 12/22/2015
Colombia	CATCH MOVE RELEASE & Design	05-056478	06/10/2005	307442	12/20/2005	Registered Renewal due 12/20/2015
Colombia	ECLYPSE	05-054149	06/03/2005			Pending
Colombia	MICROMATTIQUE	94049194	10/28/1994	175045	03/09/1995	Registered Renewal due 03/09/2015
Colombia	MICROMATTIQUE	94049193	10/28/1994	175046	03/09/1995	Registered Renewal due 03/09/2015
Colombia	MICROMATTIQUE	94049192	10/28/1994	175047	03/09/1995	Registered Renewal due 03/09/2015
Colombia	MYNX	05-054144	06/03/2005	307679	12/23/2005	Registered Renewal due 12/23/2015
Colombia	NOVVA	05-054139	06/03/2005	307678	12/23/2005	Registered Renewal due 12/23/2015
Colombia	REFLEXX	05-054111	06/03/2005	307677	12/23/2005	Registered Renewal due 12/23/2015
Colombia	SEDORA	05-084018	08/24/2005			Pending
Colombia	SORBTEK	05-054150	06/03/2005	307681	12/23/2005	Registered Renewal due 12/23/2015
Colombia	SULTRA	05-054146	06/03/2005			Pending
Colombia	UNIFI	366,748	08/28/1992	173,015	12/29/1994	Registered Renewal due 12/29/2014
Ecuador	MICROMATTIQUE	51302	10/25/1994	1-4364-95	12/18/1995	Registered Renewal due 12/18/2005
Ecuador	MICROMATTIQUE	51301	10/25/1994	1-4363-95	12/18/1995	Registered Renewal due 12/18/2005
Ecuador	MICROMATTQUE	51297	10/25/1994	1-4359-95	12/18/1995	Registered Renewal due 12/18/2005

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Ecuador	UNIFI	34584	10/01/1992	3135-93	11/30/1993	Registered Renewal due 11/30/2013
France	FYBERSERV	013115568	08/06/2001	013115568	01/11/2002	Registered Renewal due 08/06/2011
France	FYBERSERV & Design	013115743	08/06/2001	013115743	01/11/2002	Registered Renewal due 08/06/2011
France	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	013115740	08/06/2001	013115740	01/11/2002	Registered Renewal due 08/06/2011
France	STAY CONNECTED, MOVE AHEAD	013115569	08/06/2001	013115569	01/11/2002	Registered Renewal due 08/06/2011
France	UNIFI	92/435904	09/30/1992	92435904	09/30/1992	Registered Renewal due 09/30/2012
European Community	AIO	4690392	10/19/2005			Pending
European Community	A.M.Y.	4463675	05/31/2005			Pending
European Community	AUGUSTA	4464186	05/31/2005			Pending
European Community	CATCH MOVE RELEASE	4493276	06/13/2005			Pending
European Community	CATCH MOVE RELEASE & Design	4493251	06/13/2005			Pending
European Community	ECLYPSE	4464178	05/31/2005			Pending
European Community	MYNX	4463923	05/31/2005			Pending
European Community	REFLEXX	4463774	05/31/2005			Pending
European Community	SORBTEK	4463758	05/31/2005			Pending
European Community	UNIFI	004722161	11/03/2005			Pending
Germany	FYBERSERV	30148480.5	08/06/2001	30148480	10/15/2001	Registered Renewal due 08/31/2011
Germany	FYBERSERV & Design	30148529.1	08/07/2001	30148529	02/27/2002	Registered Renewal due 08/31/2011
Germany	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	30148528.3	08/07/2001	30145828	02/27/2002	Registered Renewal due 08/31/2011
Germany	STAY CONNECTED, MOVE AHEAD	30148481.3	08/06/2001	30148481	10/15/2001	Registered Renewal due 08/31/2011

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Great Britain	FYBERSERV	2277027	08/02/2001	2277027	06/21/2002	Registered Renewal due 08/02/2011
Great Britain	FYBERSERV & Design	2277233	08/06/2001	2277233	07/05/2002	Registered Renewal due 08/06/2011
Great Britain	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	2277776	08/13/2001	2277776	08/02/2002	Registered Renewal due 08/13/2011
Great Britain	STAY CONNECTED, MOVE AHEAD	2277055	08/03/2001	2277055	08/02/2002	Registered Renewal due 08/03/2011
Great Britain	UNIFI	1509329	08/11/1992	1509329	08/11/1992	Registered Renewal due 08/11/2009
Great Britain	UNIFI QUALITY THROUGH PRIDE and design	1514810	10/05/1992	1514810	12/10/93	Registered
Hong Kong	AIO	300496657	09/16/2005			Pending
Hong Kong	A.M.Y.	300343070	12/23/2004	300343070	12/23/2004	Registered Renewal due by 12-22-2014
Hong Kong	MicroVista	300432053	06/02/2005			Pending
Hong Kong	MYNX	300343106	12/23/2004	300343106	12/23/2004	Registered Renewal due by 12-22-2014
Hong Kong	REFLEXX	300343089	12/23/2004	300343089	12/23/2004	Registered Renewal due by 12-22-2014
Hong Kong	SEDORA	300483057	08/24/2005	300483057	08/24/2005	Registered
Hong Kong	SORBTEK	300343061	12/23/2004	300343061	12/23/2004	Registered Renewal due by 12-22-2014
India	A.M.Y.	1334822				Published
India	CATCH MOVE RELEASE	1369759	07/08/2005			Pending
India	CATCH MOVE RELEASE & Design	1381488	09/01/2005			Pending
India	MicroVista	1369197	07/06/2005			Published
India	MYNX	1334823				Published
India	REFLEXX	1334824				Pending
India	SORBTEK	1334825				Pending
Indonesia	A.M.Y.	D00 2005 00800 00804	01/12/2005			Pending
Indonesia	CATCH MOVE RELEASE	D00 2005 010763	07/06/2005			Pending
Indonesia	CATCH MOVE RELEASE & Design	D00 2005 009788	06/28/2005			Pending
Indonesia	MicroVista	D00 2005 010762	07/06/2005
Indonesia	MYNX	D00 2005 00798 00802	01/12/2005			Pending
Indonesia	REFLEXX	D00 2005 00799 00803	01/12/2005			Pending

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Indonesia	SORBTEK	D00 2005 00797 00801	01/12/2005			Pending
Ireland	FYBERSERV	2001/2411	08/02/2001	223308	11/15/2002	Registered Renewal due 08/02/2011
Ireland	FYBERSERV & Design	2001/02507	08/07/2001	223310	11/15/2002	Registered Renewal due 08/07/2011
Ireland	STAY CONNECTED, MOVE AHEAD	2001/02480	08/03/2001	223309	11/15/2002	Registered Renewal due 08/03/2011
Ireland	UNIFI	4248/92	08/10/1992	151,080	04/02/1992	Registered Renewal due 04/02/2009
Ireland	UNIFI QUALITY THROUGH PRIDE & Design	155291	09/29/1992	155,291	07/29/1992	Registered Renewal due 07/27/2009
Italy	FYBERSERV	T02001C002643	08/24/2001			Pending
Italy	FYBERSERV & Design	T02001C002796	08/24/2001			Pending
Italy	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	T02001C002797	08/24/2001			Pending
Italy	STAY CONNECTED, MOVE AHEAD	T02001C002644	08/06/2001			Pending
Japan	A.M.Y.	2004-118995	12/28/2004	4872892	06/17/2005	Registered
Japan	CATCH MOVE RELEASE	2005-052152	06/10/2005	4918168	12/22/2005	Registered Renewal due by 6/22/2015
Japan	CATCH MOVE RELEASE & Design	2005-57243	06/10/2005	4918178	12/22/2005	Registered Renewal due by 6/22/2015
Japan	MicroVista	2005-050087	06/06/2005			Pending
Japan	MYNX	2004-118993	12/28/2004	4872891	06/17/2005	Registered
Japan	SORBTEK	2004-118992	12/28/2004	4872890	06/17/2005	Registered
Korea	A.M.Y.	40-2004-58271	12/24/2004			Allowed
Korea	CATCH MOVE RELEASE	2005-26536	06/10/2005			Pending
Korea	CATCH MOVE RELEASE & Design	2005-26534	06/10/2005			Pending
Korea	REFLEXX	40-2004-58273	12/24/2004			Allowed
Korea	SORBTEK	40-2004-58270	12/24/2004	642090	12/06/2005	Registered
Korea	MICROVISTA and design	4020050025437	06/03/2005			Pending
Mexico	A.M.Y.	741413	09/26/2005	904,577	10/24/2005	Registered Renewal due 9/26/2015
Mexico	AUGUSTA	741414	09/26/2005	904,578	10/24/2005	Registered Renewal due 9/26/2015
Mexico	CATCH MOVE RELEASE	741415	09/26/2005			Pending
Mexico	MicroVista	741416	09/26/2005	904,579	10/24/2005	Registered Renewal due 9/26/2015

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Mexico	MYNX	741417	09/26/2005	904,580	10/24/2005	Registered Renewal due 9/26/2015
Mexico	REFLEXX	741418	09/26/2005			Pending
Mexico	SATURA & Design	741419	09/26/2005	908479	11/18/2005	Registered Renewal due 9/26/2015
Mexico	SEDORA	736469	08/26/2005	907,973	11/16/2005	Registered Renewal due 8/26/2015
Mexico	SHEERTECH	240367	08/17/1995	536712	11/25/96	Registered
Mexico	SORBTEK	741420	09/26/2005	904,856	10/25/2005	Registered Renewal due 9/26/2015
Mexico	UNIFI	150,693	09/20/1992	442,683	09/24/1993	Registered Renewal due 09/20/2012
Mexico	UNIFI QUALITY THROUGH PRIDE	151139	09/30/1992	452154	2/11/94	Registered
Pakistan	A.M.Y.	204668	01/07/2005			Pending
Pakistan	MYNX	204667	01/07/2005			Pending
Pakistan	REFLEXX	204666	01/07/2005			Pending
Pakistan	SORBTEK	204665	01/07/2005			Pending
Peru	MICROMATTIQUE	254083	11/03/1994	13023	01/31/1995	Registered Renewal due 01/31/2015
Peru	MICROMATTIQUE	254085	11/03/1994	12758	01/24/1995	Registered Renewal due 01/24/2015
Peru	MICROMATTIQUE	254084	11/03/1994	13392	02/14/1995	Registered Renewal due 02/14/2015
Peru	UNIFI	245,707	07/01/1994	011676	12/02/1994	Registered Renewal due 12/02/2014
South Africa	A.M.Y.	2005120285	09/26/2005			Pending
South Africa	CATCH MOVE RELEASE	2005120286	09/26/2005			Pending
South Africa	MYNX	2005120287	09/26/2005			Pending
South Africa	REFLEXX	2005120288	09/26/2005			Pending
South Africa	SORBTEK	2005120289	09/26/2005			Pending
Spain	FYBERSERV	2573364	12/22/2003	2573364	07/13/2004	Registered Renewal due 12/22/2013
Spain	FYBERSERV & Design	2420948	08/13/2001	2420948	10/07/2002	Registered Renewal due 08/13/2011
Spain	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	2420947	08/13/2001	2420947	10/07/2002	Registered Renewal due 08/13/2011

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
Spain	STAY CONNECTED, MOVE AHEAD	2420083	08/07/2001	2420083	09/16/2003	Registered Renewal due 08/07/2011
Taiwan	A.M.Y.	93060497	12/27/2004	1173649	09/16/2005	Granted
Taiwan	CATCH MOVE RELEASE	94027783	06/10/2005			Pending
Taiwan	CATCH MOVE RELEASE & Design	94027784	06/10/2005			Pending
Taiwan	MicroVista	94026471	06/03/2005			Pending
Taiwan	MYNX	93060496	12/27/2004	1173648	09/16/2005	Granted
Taiwan	SORBTEK	93060494	12/27/2004	1173646	09/16/2005	Granted
Taiwan	REFLEXX	93060495	12/24/2004	1173647	09/16/2005	Granted
Thailand	A.M.Y. & Design	585908	03/29/2005			Pending
Thailand	CATCH MOVE RELEASE	593616	06/15/2005			Pending
Thailand	CATCH MOVE RELEASE & Design	593617	06/15/2005			Pending
Thailand	MicroVista	592822	06/08/2005			Pending
Thailand	MYNX	577955	01/05/2005			Pending
Thailand	REFLEXX	577956	01/05/2005			Pending
Thailand	SORBTEK	577957	01/05/2005			Pending
Turkey	A.M.Y.	2005/45693	10/21/2005			Pending
Turkey	CATCH MOVE RELEASE	2005/45694	10/21/2005			Pending
Turkey	MYNX	2005/45695	10/21/2005			Pending
Turkey	REFLEXX	2005/45696	10/21/2005			Pending
Turkey	SORBTEK	2005/45697	10/21/2005			Pending
United States	AIO & Design	78/666,601	07/08/2005			Pending
United States	AIO	78/672,506	07/18/2005			Pending
United States	A.M.Y.	76/364,872	01/31/2002	2,738,677	07/15/2003	Registered 8 & 15 Declaration due 07/15/2009
United States	AUGUSTA	76/192,695	01/11/2001	2,737,792	07/15/2003	Registered 8 & 15 Declaration due 07/15/2009
United States	AVADA	78/310,167	10/07/2003	2,877,731	08/24/2004	Registered 8 & 15 Declaration due 08/24/2010
United States	CATCH MOVE RELEASE	78/670,154	07/14/2005			Pending
United States	CIELO	78/326,706	11/12/2003	2,897,488	10/26/2004	Registered 8 & 15 Declaration due 10/26/2010
United States	DUO-TWIST	75/342,817	08/18/1997	2,430,200	02/20/2001	Registered 8 & 15 Declaration due 02/20/2007
United States	ECLYPSE	76/192,694	01/11/2001	2,716,285	05/13/2003	Registered 8 & 15 Declaration due 05/13/2009
United States	FYBERSERV	76/207,014	02/06/2001			Pending

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
United States	FYBERSERV & Design	76/215,860	02/26/2001	2,806,981	01/20/2004	Registered 8 & 15 Declaration due 01/20/2010
United States	FYBERSERV STAY CONNECTED, MOVE AHEAD & Design	76/216,640	02/06/2001	2,936,585	03/29/2005	Registered 8 & 15 Declaration due 03/29/2011
United States	INHIBIT	78/310,163	10/07/2003	2,877,729	08/24/2004	Registered 8 & 15 Declaration due 08/24/2010
United States	MACTEX	73/718,497	03/24/1988	1,511,013	11/01/1988	Registered 8 & 9 Renewal due 11/01/2008
United States	MERANO	78/310,166	10/07/2003	2,877,730	08/24/2004	Registered 8 & 15 Declaration due 08/24/2010
United States	MICROVISTA (Stylized)	76/358,700	01/14/2002	2,757,202	08/26/2003	Registered 8 & 15 Declaration due 08/26/2009
United States	MYNX	78/310,162	10/07/2003	2,947,770	05/10/2005	Registered 8 & 15 Declaration due 05/10/2011
United States	MYRIAD	76/192,689	01/11/2001	2,667,070	12/24/2002	Registered 8 & 15 Declaration due 12/24/2008
United States	NOVVA	76/192,696	01/11/2001	2,595,801	07/16/2002	Registered 8 & 15 Declaration due 07/16/2008
United States	PROVIDING INNOVATIVE FIBERS AND COMPETITIVE SOLUTIONS	76/367,131	02/04/2002	2,744,440	07/29/2003	Registered 8 & 15 Declaration due 07/29/2009
United States	REFLEXX	78/310,160	10/07/2003	2,877,728	08/24/2004	Registered 8 & 15 Declaration due 08/24/2010
United States	REPREVE	76/192,693	01/11/2001	2,691,497	02/25/2003	Registered 8 & 15 Declaration due 02/25/2009

Country	Mark	Serial No.	Filing Date	Reg. No.	Issue Date	Status
United States	SATURA & Design	78/331,625	11/21/2003	2,897,506	10/26/2004	Registered 8 & 15 Declaration due 10/26/2010

United States	SEDORA	78/686,681	08/05/2005			Pending

United States	SORBTEK	75/928,744	02/25/2000	2,777,116	10/28/2003	Registered 8 & 15 Declaration due 10/28/2009

United States	STAY CONNECTED, MOVE AHEAD	76/206,638	02/07/2001	2,802,860	01/06/2004	Registered 8 & 15 declaration due 01/06/2010

United States	SULTRA	76/192,692	01/11/2001	2,716,284	05/13/2003	Registered 8 & 15 Declaration due 05/13/2009

United States	TENEX	78/418,955	5/14/2004			Pending

United States	TEXTRA	78/310,157	10/07/2003	2,877,727	08/24/2004	Registered 8 & 15 Declaration due 08/24/2010

United States	UNIFI	74/261,913	04/02/1992	1,872,523	01/10/1995	Registered 8 & 9 Renewal due 01/10/2005

United States	UNIFI (Stylized)	74/261,912	04/02/1992	2,161,151	06/02/1998	Registered 8 & 9 Renewal due 06/02/2008

Uruguay	MICROMATTIQUE	256316	08/27/1992	256316	07/09/1993	Registered Renewal due 07/09/2013

Venezuela	MICROMATTIQUE	16276-94	12/06/1994	P-187904	02/09/1996	Registered Renewal due 02/09/2006

Venezuela	MICROMATTIQUE	16325-94	12/07/1994	P-187923	02/09/1996	Registered Renewal due 02/09/2006

Vietnam	A.M.Y. & Design	4-2005-02289	03/04/2005			Pending

Vietnam	MYNX	4-2005-02286	03/04/2005			Pending

Vietnam	REFLEXX	4-2005-02287	03/04/2005			Pending

Vietnam	SORBTEK	4-2005-02288	03/04/2005			Pending

Licensed Patents, Trademarks and Copyrights

DuPont Licensed Trademarks and Patents as set forth in its Licensed Fiber Processor Agreement with Unifi, Inc., dated May 7, 1999 (for Coolmax, Coolmax Alta and Thermastat), the Technology Cross-License Agreement with Unifi, Inc., effective June 1, 2000, and the Invista S.r.l. POY Intellectual Property License Agreement with Unifi, Inc., effective September 30, 2004 (for Softec, Micromattique and Dacron), as well as other Dupont Technical Information provided the said agreements.

Licensed patents, trademarks and copy rights that the Borrowers have the right to use due to the purchase of products and/or services from their various vendors and suppliers.

SCHEDULE 2(a)(iv)

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 4(a)(i)

CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS/

EXACT LEGAL NAME/STATE OF FORMATION

	Name and Chief Executive Office	EIN	State Inc./Organized In	State Organizational Number	Date of Inc./Organization
	Domestic Entities:

1	Unifi, Inc.	11-2165495	NY	N/A	1/8/1969
	7201 W Friendly Avenue
	Greensboro, NC 27410

2	Unifi Manufacturing, Inc.	56-2001082	NC	0411480	11/25/1996
	7201 W Friendly Avenue
	Greensboro, NC 27410

3	Unifi Sales & Distribution, Inc.	56-2001079	NC	0411509	11/25/1996
	7201 W Friendly Avenue
	Greensboro, NC 27410

4	Unifi International Service, Inc.	56-1407930	NC	0152812
	7201 W. Friendly Avenue
	Greensboro, NC 27410

5	Unifi Kinston, LLC	56-2050030	NC	0430407	6/23/1997
	formerly Unifi Equipment Leasing, LLC
	7201 W. Friendly Avenue
	Greensboro, NC 27410

6	Spanco Industries, Inc.	56-1392167	NC	0101977	12/28/1983
	7201 W. Friendly Avenue
	Greensboro, NC 27410

7	Spanco International, Inc.	56-1861046	NC	0335876
	7201 W. Friendly Avenue
	Greensboro, NC 27410

8	Unifi Export Sales, LLC	56-2001078	NC	0411505	11/25/1996
	7201 W Friendly Avenue
	Greensboro, NC 27410

9	Unifi Manufacturing Virginia, LLC	56-2001075	NC	0411506	11/25/1996
	7201 W Friendly Avenue
	Greensboro, NC 27410

10	Unifi Technical Fabrics, LLC	56-2177509	NC	0502821	8/3/1999
	7201 W. Friendly Avenue
	Greensboro, NC 27410

11	Charlotte Technology Group, Inc.	56-2203343	NC	0550275	5/22/2000
	(f/k/a Cimtec Automation, Inc.)
	(f/k/a Unifi Technology Group, Inc.)
	(f/k/a UTG Acquisition Corp.)
	(f/k/a Unifi Technology Group, LLC)
	7201 W. Friendly Avenue
	Greensboro, NC 27410

12	GlenTouch Yarn Company, LLC	56-2252356	NC	0591116	5/14/2001
	7201 W Friendly Avenue
	Greensboro, NC 27410

13	UTG Shared Services, Inc.	56-2170406	NC	0513931	12/7/1999
	7201 W. Friendly Avenue
	Greensboro, NC 27410

14	UniMatrix Americas, LLC	86-1091016	NC	0693371	10/2/2003
	7201 W. Friendly Avenue
	Greensboro, NC 27410

15	Unifi Textured Polyester, LLC	56-2085603	NC	0457283	04/23/1998
	7201 W. Friendly Avenue
	Greensboro, NC 27410

LOCATION OF BOOKS AND RECORDS

FOR UNIFI, INC. AND ALL SUBSIDIARIES

Name and Corporate Address

Domestic Entities:

ALL BOOKS AND RECORDS ARE MAINTAINED AT THE UNIFI, INC. CORPORATE HEADQUARTERS AT 7201 W. FRIENDLY AVENUE,

GREENSBORO, GUILFORD COUNTY, NORTH CAROLINA, 27410, P.O. BOX 19109, GREENSBORO, NC 27419, UNLESS OTHERWISE

SET FORTH.

Foreign Entities:

Unifi Textured Yarns Europe

% Austin Quinn, General Mgr.

Figart, Raphoe, Co. Donegal Ireland

Books & Records kept:

Plant T4

601 E. Main Street

Yadkinville, NC 27055

Unifi International Service Germany

Junkershoehe 7

95030 Hof Germany

Books & Records kept:

Plant T4

601 E. Main Street

Yadkinville, NC 27055

Zona Industrial Cuzuca

Entrada Santa fe de Santa fe de Bogota, D.C. Colombia

Unifi do Brazil, LTDA

Av. Eng. Luis Carlos Berrini,

716-3. andar

04571-000 Sao Paul/SP, Brasil

Unifi Holding 1 B.V.

Locatellikade 1, 1076AZ

Amsterdam, Netherlands

Unifi Holding 2 B.V.

Locatellikade 1, 1076AZ

Amsterdam, Netherlands

Unifi Dyed Yarns Ltd.

Bury Road, Radcliffe

Manchester, England

Books and Records kept:

Plant T4

601 E. Main Street

Yadkinville, NC 27055

Level 28, Three Pacific Place

1 Queen’s Road East

Hong Kong, China [Yadkinville]

UNIFI Latin America S.A.

Transversal 5 No 6-67 Zona

Industrial Cazuca

Soacha, Cundinamarca

Colombia

Unifi, Asia, Ltd.

Level 28, Three Pacific Place

1 Queen’s Road East

Hong Kong, China

Unifi Asia Holding, SRL

Execsec Corporate Secretarial Services Inc.

Alphonzo House

Cr. 2nd Avenue & George Street

Belleville, St. Michael

Bardados

SCHEDULE 4(a)(ii)

NAME CHANGES/CHANGES IN

CORPORATE STRUCTURE/TRADENAMES

None.

SCHEDULE 4(b)

LOCATIONS OF COLLATERAL

Inventory/Equipment Owner’s Name	Owned (“O”) at Location Yes (“Y) No (“N”)	or Leased (“L”)	Property Address
Unifi, Inc.;	Y	O	Corporate Offices
7201 West Friendly Avenue
Greensboro, NC 27410

P.O. Box 19109
Greensboro, NC 27419

	Y	L	New York Sales office
	(Lease terminates June 30, 2006)		1441 Broadway
Suite 2304
New York, NY 10018
Former location:
104 W. 40th Street, 7th Floor

	Y	O	New York Apartment
112 West 56th St., Apt. 21S
New York, NY 10019

	N	L	Tennessee Sales office
Suite 307, James Building
735 Broad Street
Chattanooga, TN 34702

	Y	L	California Warehouse
Schenkers Warehouse
990 East 233rd Street
Carson, CA 90745

Unifi Manufacturing, Inc.:

	Y	O	Yadkinville–T1, T2 & T4
P.O. Box 698
Old Highway 421 East
Yadkinville, NC 27055

	Y	O	Yadkinville – T5 & F1
P.O. Box 698
1641 Shacktown Road
Yadkinville, NC 27055

Y	O	Topsider Warehouse
(Recycling Center)
Y	O	Lynch Property (guest house)
Yadkinville, NC 27055

Y	O	Yadkinville–Mills Tract
East Main Street
Yadkinville, NC 27055
(11.165 Acres, vacant land)
(Part of land bridge)

Y	O	Yadkinville–Lynch Property
Lots 70 & 71 R.S. Shore Dev.
(Vacant residential lots, part of
land bridge)
Yadkinville, NC 27055

Y	O	Yadkinville–Doss Tract (vacant)
Woodridge Lane
Yadkinville, NC 27055

Reidsville–Texturing Serv., Inc.
N	O	2900 Vance Street Ext.***
Reisdsville, NC 27320
(Lease terminates 10/31/06)

Y	O	Reidsville – Plants 2 & 4
P.O. Box 1437 – Zip 27323
2920 Vance Street Ext.
Reidsville, NC 27320

Y	L	Mayodan – Plant 15
P.O. Box 250
271 Cardwell Road
Mayodan, NC 27027

Y	O	Mayodan – Plants 1** & 5**
P.O. Box 737
Madison, NC 27025
Street Address:
802 S. Ayersville Road
Mayodan, NC 27027

	Y	O	Madison – Plant 3
P.O. Box 737
805 Island Drive
Madison, NC 27025

	Y	O	Madison – Plant 7**
P.O. Box 737
144 Turner Road
Madison, NC 27027

	Y	O	Decatur Street Warehouse
Island Drive Warehouse
Madison, NC 27025

	NA	O	Stoneville – Plant 8*
4721 Highway 770 East
P.O. Box 937
Stoneville, NC 27048

	N	O	Mulligan Property
(73.058 Acres, vacant)
Mayodan, NC 27027

	Y	O	Central Distribution Center
P.O. Box 135, 12.8 acres
Houston Loop Road
Fort Payne, AL 35968

Unifi Manufacturing Virginia, LLC:

	Y	O	Staunton – Plant 22
P.O. Box 2525
Morris Mill Road
Staunton, VA 24401

Unifi Textured Polyester, LLC:

	Y	O	Yadkinville – T3**
PO Box 698
Old Highway 421 East
Yadkinville, NC 27055

Unifi Kinston, LLC:

	Y	L	Kinston Spinning Plant
4965 North Highway 11
Grifton, NC 28530

Y	O	Kentec Pack Cleaning Facility
4610 Braxton Road
Grifton, NC 28530

Y	L	Kenta Warehouse
4681 North Highway 11
Grifton, NC 28530

*	This Plant is being leased to the Unifi-Sans Technical Fibers, LLC joint venture.

**	These Plants/Properties are vacant and listed for sale with Binswanger under an Exclusive Listing Agreement effective December 12, 2005.

***	This Plant is being leased to Texturing Services, Inc. until October 31, 2006

Entities having possession of inventory or equipment

other than the Company or its Subsidiaries

CONSIGNMENT LOCATIONS:

Unifi Manufacturing, Inc.	Warp Development Corp.
100 Bivens Road
P.O. Box 967
Monroe, NC 28110

Unifi Manufacturing, Inc.	Fibretrade Canada, Inc.
Unifi Textured Polyester, LLC	925 McCaffrey
St Laurent, Quebec
Canada

SCHEDULE 5(f)(i)

GRANT OF SECURITY INTEREST

IN COPYRIGHT RIGHTS

This GRANT OF SECURITY INTEREST IN COPYRIGHT RIGHTS (“Agreement”), effective as of                          , 20     is made by [NAME OF OBLIGOR(S)], a                             , located at                              (the “Obligor[s]”), in favor of BANK OF AMERICA, N.A with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, as administrative agent for the Lenders referred to below (in its capacity as administrative agent, the “Agent”), in connection with the Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among [Unifi, Inc., a New York corporation (the “Parent”)] [the Obligor], the subsidiaries of the [Parent (including the Obligor)] [Obligor] from time to time party thereto (together with the [Parent] [Obligor], each. a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Borrowers have executed and delivered a Security Agreement, dated as of May 26, 2006, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Obligor pledged and granted to the Agent for the benefit of the secured parties thereunder (the “Secured Parties”) a continuing security interest in all Intellectual Property, including the Copyrights; and

WHEREAS, the Obligor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Obligor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

SECTION 2 Grant of Security Interest. The Obligor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of

Default without requiring further action by either party and to be effective upon such demand, all of the Obligor’s right, title and interest in, to and under the Copyrights (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Copyright Collateral”), to the Agent for the benefit of the Secured Parties to secure payment, performance and observance of the Secured Obligations.

SECTION 3 Purpose. This Agreement has been executed and delivered by the Obligor for the purpose of recording the grant of security interest herein with the United States Copyright Office. The security interest granted hereby has been granted to the Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4 Acknowledgment. The Obligor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this     th day of                     , 20__.

[ ]
as Obligor

By:
Name:
Title:

BANK OF AMERICA, N.A.
as Agent

By:
Name:
Title:

ACKNOWLEDGMENT OF OBLIGOR

STATE OF	)
) ss
COUNTY OF	)

On the          day of May, 2006, before me personally came                                 , who is personally known to me to be the                                  of [            ]., a [                    ]; who, being duly sworn, did depose and say that she/he is the              in such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF AGENT

STATE OF	)
) ss
COUNTY OF	)

On the          day of May, 2006, before me personally came                                 , who is personally known to me to be the                                  of BANK OF AMERICA, N.A., a national banking association; who, being duly sworn, did depose and say that she/he is the                                      in such national banking association, the national banking association described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such national banking association; and that she/he acknowledged said instrument to be the free act and deed of said national banking association.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

SCHEDULE A

U.S. Copyrights

Copyright	Registration Number

SCHEDULE 5(f)(ii)

GRANT OF SECURITY INTEREST

IN PATENT RIGHTS

This GRANT OF SECURITY INTEREST IN PATENT RIGHTS (“Agreement”), effective as of                          , 20     is made by [NAME OF OBLIGOR(S)], a                             , located at                                      (the “Obligor[s]”), in favor of BANK OF AMERICA, N.A with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, as administrative agent for the Lenders referred to below (in its capacity as administrative agent, the “Agent”), in connection with the Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among [Unifi, Inc., a New York corporation (the “Parent”)] [the Obligor], the subsidiaries of the [Parent (including the Obligor)] [Obligor] from time to time party thereto (together with the [Parent] [Obligor], each. a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Borrowers have executed and delivered a Security Agreement, dated as of May 26, 2006, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Obligor pledged and granted to the Agent for the benefit of the secured parties thereunder (the “Secured Parties”) a continuing security interest in all Intellectual Property, including the Patents; and

WHEREAS, the Obligor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Obligor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

SECTION 2 Grant of Security Interest. The Obligor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of

Default without requiring further action by either party and to be effective upon such demand, all of the Obligor’s right, title and interest in, to and under the Patents (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Patent Collateral”), to the Agent for the benefit of the Secured Parties to secure payment, performance and observance of the Secured Obligations.

SECTION 3 Purpose. This Agreement has been executed and delivered by the Obligor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4 Acknowledgment. The Obligor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this     th day of                     , 20__.

[ ]
as Obligor

By:
Name:
Title:

BANK OF AMERICA, N.A.
as Agent

By:
Name:
Title:

ACKNOWLEDGMENT OF OBLIGOR

STATE OF	)
) ss
COUNTY OF	)

On the          day of May, 2006, before me personally came                             , who is personally known to me to be the                                  of [            ]., a [                    ]; who, being duly sworn, did depose and say that she/he is the                                  in such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF AGENT

STATE OF	)
) ss
COUNTY OF	)

On the          day of May, 2006, before me personally came                     , who is personally known to me to be the                                  of BANK OF AMERICA, N.A., a national banking association; who, being duly sworn, did depose and say that she/he is the                                  in such national banking association, the national banking association described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such national banking association; and that she/he acknowledged said instrument to be the free act and deed of said national banking association.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

SCHEDULE A

U.S. Patents and Patent Applications

Patent Title	Patent or Patent Application Number

SCHEDULE 5(f)(iii)

GRANT OF SECURITY INTEREST

IN TRADEMARK RIGHTS

This GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS (“Agreement”), effective as of                          , 20     is made by [NAME OF OBLIGOR(S)], a                             , located at                                  (the “Obligor[s]”), in favor of BANK OF AMERICA, N.A with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, as administrative agent for the Lenders referred to below (in its capacity as administrative agent, the “Agent”), in connection with the Amended and Restated Credit Agreement, dated as of May 26, 2006 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among [Unifi, Inc., a New York corporation (the “Parent”)] [the Obligor], the subsidiaries of the [Parent (including the Obligor)] [Obligor] from time to time party thereto (together with the [Parent] [Obligor], each. a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue or participate in Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Borrowers have executed and delivered a Security Agreement, dated as of May 26, 2006, in favor of the Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Obligor pledged and granted to the Agent for the benefit of the secured parties thereunder (the “Secured Parties”) a continuing security interest in all Intellectual Property, including the Trademarks; and

WHEREAS, the Obligor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Obligor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1 Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

SECTION 2 Grant of Security Interest. The Obligor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of

Default without requiring further action by either party and to be effective upon such demand, all of the Obligor’s right, title and interest in, to and under the Trademarks (including, without limitation, those items listed on Schedule A hereto) (collectively, the “Trademark Collateral”), to the Agent for the benefit of the Secured Parties to secure payment, performance and observance of the Secured Obligations. Notwithstanding the foregoing provisions of this Section 2, for the purpose of this Section 2, the Obligor agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of Event of Default any “intent to use” trademark application only to the extent (i) that the business of the Obligor, or parties thereof, to which that mark pertains is also included in the Collateral (as defined in Section 2 of the Credit Agreement) and (ii) that such business is ongoing and existing.

SECTION 3 Purpose. This Agreement has been executed and delivered by the Obligor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4 Acknowledgment. The Obligor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers on this     th day of                     , 20__.

[ ]
as Obligor

By:
Name:
Title:

BANK OF AMERICA, N.A.
as Agent

By:
Name:
Title:

ACKNOWLEDGMENT OF OBLIGOR

STATE OF	)
) ss
COUNTY OF	)

On the        day of May, 2006, before me personally came                             , who is personally known to me to be the                                  of [            ]., a [                    ]; who, being duly sworn, did depose and say that she/he is the              in such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

ACKNOWLEDGMENT OF AGENT

STATE OF	)
) ss
COUNTY OF	)

On the          day of May, 2006, before me personally came                     , who is personally known to me to be the                                  of BANK OF AMERICA, N.A., a national banking association; who, being duly sworn, did depose and say that she/he is the                                  in such national banking association, the national banking association described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such national banking association; and that she/he acknowledged said instrument to be the free act and deed of said national banking association.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

SCHEDULE A

U.S. Trademark Registrations and Applications

Trademark	Registration or Serial Number